PGIM ROCK ETF TRUST

Distribution and Service Plan

Introduction

The Distribution and Service Plan set forth below (the “Plan”) has been adopted by PGIM Rock ETF Trust (the “Trust”) pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), for shares of its series listed on Schedule A attached hereto (each, a “Fund”), as it may be amended from time to time.

The Trust has entered into a Distribution Agreement (the “Agreement”) with Prudential Investment Management Services LLC, the Fund’s principal underwriter (the “Distributor”), with respect to the creation and distribution of large aggregations of shares as described in the prospectus (as defined in the Distribution Agreement) each Fund;

A majority of the Board of Trustees of the Trust (the “Board”), including a majority of those Trustees who are not “interested persons” of the Funds (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the “Rule 12b-1 Trustees”), have approved this Plan by votes cast in person at a meeting called for the purpose of voting on this Plan and have determined that there is a reasonable likelihood that adoption of this Plan will benefit the Funds and their shareholders. Expenditures under this Plan by the Funds for Distribution Activities (defined below) are primarily intended to result in the sale of shares of the Funds within the meaning of paragraph (a)(2) of Rule 12b-1 under the 1940 Act.

The purpose of the Plan is to create incentives for the Distributor, qualified broker-dealers, other financial institutions (which may include banks and retirement recordkeepers) and others that enter into a distribution, underwriting, selling, selected dealer or services agreement or other similar agreement with respect to shares of the Funds (each of the foregoing, an “Intermediary”), and such Intermediaries’ financial professionals or other employees (as applicable), to provide distribution assistance to their customers who are investors in the Funds, to defray the costs and expenses associated with the preparation, printing and distribution of prospectuses and sales literature and other promotional and distribution activities and to provide for the servicing and maintenance of shareholder accounts. The Intermediary may retain portions of the service and distribution fees payable hereunder in excess of its expenses incurred.

The Plan

The aspects of the Plan are as follows:

1.Distribution Activities

The Funds shall, directly or indirectly, engage Intermediaries to distribute or assist in the distribution of shares of each Fund and/or to service shareholder accounts. Services provided and activities primarily intended to result in the sale of shares of the Funds are referred to herein as “Distribution Activities.” Distribution Activities do not include any services or activities that would constitute “personal service and/or the maintenance of shareholder accounts” under paragraph (b)(9) of Rule 2341 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.Payment of Service Fee

Each Fund may pay an annual service fee of up to 0.25% of the average daily net assets of the Fund (“service fee”) to one or more Intermediaries as compensation for providing personal service and/or maintaining shareholder accounts, including (i) expenditures for overhead and other expenses of an Intermediary, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial professionals and other employees of an Intermediary for the provision of shareholder services. If and when authorized by the Board, each Fund shall calculate and accrue daily amounts payable by its shares hereunder and shall pay such amounts monthly or at such other intervals as the Board may determine. The service fees payable hereunder to an Intermediary to cover expenses for personal service and/or the maintenance of shareholder accounts may not exceed the maximum amount, if any, as may from time to time be permitted for such services under Rule 2341 of the Conduct Rules of FINRA or any successor rule, in each case as amended or interpreted by FINRA (“Rule 2341”).

3.Payment for Distribution Activities

Each Fund may pay an annual distribution fee, which, together with the service fee (described in Section 2 hereof), shall not exceed 0.25% of the average daily net assets of the Fund, to one or more Intermediaries as compensation for the performance of Distribution Activities. If and when authorized by the Board, each Fund shall calculate and accrue daily amounts payable by its shares hereunder and shall pay such amounts monthly or at such other intervals as the Board may determine. Payments under the Plan that may be used by the Intermediary to cover expenses primarily intended to result in the sale of shares may not exceed the maximum amount, if any, as may from time to time be permitted for such services under Rule 2341.

The fees payable by each Fund under the Plan may be used to compensate an Intermediary for Distribution Activities, including without limitation:

(a)sales commissions (including trailer commissions) paid to, or on account of, financial professionals or other employees of the Distributor;

(b)indirect and overhead costs of an Intermediary associated with the performance of Distribution Activities, including platform development and maintenance as well as central office and branch expenses;

(c)advertising for the Fund in various forms through any available medium, including the cost of preparing, printing and distributing Fund prospectuses, statements of additional information and periodic financial reports and sales literature to persons other than current shareholders of the Fund;

(d)amounts paid to, or on account of, Intermediaries for performing services under a selling agreement, selected dealer agreement or other similar agreement with the Distributor, including, but not limited to, sales commissions, trailer commissions, and other costs associated with Distribution Activities;

(e)payments made to, and expenses of, an Intermediary and other persons who provide support or services to Fund shareholders, including but not limited to, office space and equipment, communication facilities, answering routine inquiries regarding the Fund and its operations, processing shareholder transactions, promotional, advertising or marketing activity, sub-accounting and recordkeeping services (in excess of ordinary payments made to the Fund’s transfer agent or to Intermediaries or other parties that act as sub-transfer agent, sub-accounting agent or other recordkeeper), obtaining shareholder information and providing information about the Fund, and asset allocation services; and

(f)interest-related expenses, or the cost of capital associated with, the financing of any of the foregoing.

4.Quarterly Reports; Additional Information

An appropriate officer of each Fund will provide to the Board for review, at least quarterly, a written report specifying in reasonable detail the amounts expended under the Plan and the purposes for which such expenditures were made in compliance with the requirements of Rule 12b-1. The Distributor will provide to the Board such additional information as the Board shall from time to time reasonably request, including information about Distribution Activities undertaken or to be undertaken by the Distributor.

The Distributor will inform the Board of the amounts payable in respect of Distribution Activities (including commissions and trailer commissions and other amounts) and account servicing fees to be paid by the Distributor to financial professionals or other employees of the Distributor and to Intermediaries that have entered into selected dealer agreements, selling agreements or other similar agreements with the Distributor.

5.Effectiveness; Continuation

The Plan shall take effect as to each Fund as of the date set forth on Schedule A; provided that, if the Plan is adopted for any Fund after any public offering of its voting securities or the sale of such securities to persons who are not affiliated persons of the Trust, affiliated persons of such persons, promoters of the company, or affiliated persons of such promoters, the Plan for such Fund shall be approved by a vote of at least a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund.

The Plan shall, unless earlier terminated in accordance with its terms, continue in full force and effect for so long as such continuance is specifically approved at least annually by a majority of the Board and a majority of the Rule 12b-1 Trustees by votes cast in person at a meeting called for the purpose of voting on the continuation of the Plan.

6.Termination

This Plan may be terminated with respect to a Fund at any time, without the payment of any penalty, by a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

7.Amendments

The Plan may not be amended to change the combined service and distribution fees to be paid as provided for in Sections 2 and 3 hereof so as to increase materially the amounts payable under this Plan with respect to a Fund unless such amendment shall be approved by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. All material amendments of the Plan, including the addition of additional Funds to Schedule A, shall be approved by a majority of the Board and a majority of the Rule 12b-1 Trustees by votes cast in person at a meeting called for the purpose of voting on the Plan.

8.Rule 12b-1 Trustees

While the Plan is in effect, the selection and nomination of the Rule 12b-1 Trustees shall be committed to the discretion of the Rule 12b-1 Trustees as required by applicable law.

9.Records

Each Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 4 hereof, for a period of not less than six years from the date of effectiveness of the Plan, such agreements or reports, and for at least the first two years in an easily accessible place.

10.Severability

The provisions of the Plan are severable for each Fund listed on Schedule A, and whenever any action is to be taken with respect to the Plan, such action will be taken separately for each Fund affected.

Dated: October 15, 2023

Schedule A

PGIM S&P 500 Buffer 12 ETF – January (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – January)

PGIM S&P 500 Buffer 12 ETF – February (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – February)

PGIM S&P 500 Buffer 12 ETF – March (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – March)

PGIM S&P 500 Buffer 12 ETF – April (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – April)

PGIM S&P 500 Buffer 12 ETF – May (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – May)

PGIM S&P 500 Buffer 12 ETF – June (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – June)

PGIM S&P 500 Buffer 12 ETF – July (formerly, PGIM	Effective Date: October 15, 2023
US Large-Cap Buffer 12 ETF – July)

PGIM S&P 500 Buffer 12 ETF – August (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – August)

PGIM S&P 500 Buffer 12 ETF – September (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – September)

PGIM S&P 500 Buffer 12 ETF – October (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – October)

PGIM S&P 500 Buffer 12 ETF – November (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – November)

PGIM S&P 500 Buffer 12 ETF – December (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 12 ETF – December)

PGIM S&P 500 Buffer 20 ETF – January (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – January)

PGIM S&P 500 Buffer 20 ETF – February (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – February)

PGIM S&P 500 Buffer 20 ETF – March (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – March)

PGIM S&P 500 Buffer 20 ETF – April (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – April)

PGIM S&P 500 Buffer 20 ETF – May (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – May)

PGIM S&P 500 Buffer 20 ETF – June (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – June)

PGIM S&P 500 Buffer 20 ETF – July (formerly, PGIM	Effective Date: October 15, 2023
US Large-Cap Buffer 20 ETF – July)

PGIM S&P 500 Buffer 20 ETF – August (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – August)

PGIM S&P 500 Buffer 20 ETF – September (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – September)

PGIM S&P 500 Buffer 20 ETF – October (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – October)

PGIM S&P 500 Buffer 20 ETF – November (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – November)

PGIM S&P 500 Buffer 20 ETF – December (formerly,	Effective Date: October 15, 2023
PGIM US Large-Cap Buffer 20 ETF – December)

PGIM Laddered S&P 500 Buffer 12 ETF (formerly,	Effective Date: June 1, 2024
PGIM Laddered Fund of Buffer 12 ETF)

PGIM Laddered S&P 500 Buffer 20 ETF (formerly,	Effective Date: June 1, 2024
PGIM Laddered Fund of Buffer 20 ETF)

PGIM S&P 500 Max Buffer ETF – January	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – February	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – March	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – April	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – May	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – June	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – July	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – August	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – September	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – October	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – November	Effective Date: December 12, 2024

PGIM S&P 500 Max Buffer ETF – December	Effective Date: December 12, 2024

PGIM Nasdaq-100 Buffer 12 ETF – January	Effective Date: December 12, 2024

PGIM Nasdaq-100 Buffer 12 ETF – April	Effective Date: December 12, 2024

PGIM Nasdaq-100 Buffer 12 ETF – July	Effective Date: December 12, 2024

PGIM Nasdaq-100 Buffer 12 ETF – October	Effective Date: December 12, 2024

PGIM Laddered Nasdaq-100 Buffer 12 ETF	Effective Date: December 12, 2024

PGIM S&P 500	Quarterly Buffer 5 ETF	Effective Date: June 15, 2026

PGIM S&P 500	Quarterly Buffer 10 ETF	Effective Date: June 15, 2026

PGIM S&P 500	Quarterly Buffer 15 ETF	Effective Date: June 15, 2026

PGIM S&P 500	Quarterly Buffer 20 ETF	Effective Date: June 15, 2026

Dated: June 15, 2026.